UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2015
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2780 South Jones Blvd., #3725, Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

(702) 900-6074
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 13, 2015, Mr. Charles T. Houghton, Esq. was appointed as a member of the Company’s Board of Directors.

His biography is set forth below:

Charles T. Houghton is the founder and owner of Charles T. Houghton, P.C., a law firm dedicated to providing business, compliance, licensing and regulatory advice to the marijuana industry. He is also the co-founder and Chairman of the Board for the Medical Marijuana Business Academy. A licensed attorney for over 29 years, he brings his expertise in regulatory compliance matters, business law, municipal law, real estate, commercial leasing, zoning, planning, construction and litigation to help his clients run successful and profitable businesses.

Mr. Houghton sat on the City of Colorado Springs Medical Marijuana Task Force to help the City of Colorado Springs, Colorado, the second largest metropolitan area in the State of Colorado, to develop its regulatory framework and testified before the State House and Senate regarding marijuana businesses.  Mr. Houghton represents a number of Marijuana Businesses and acts as a consultant to those entering the business in Colorado, Arizona, Nevada, Illinois, Florida, Washington, Canada, as well as other states and countries with some form of marijuana laws. He is a frequent speaker and lecturer on the business and regulatory aspects of the medical marijuana industry.

ITEM 9.01     Exhibits

(b)

Exhibit No.	Exhibit
99.1	Appointment of Charles T. Houghton

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2015	By:	/s/ Drew Milburn
Drew Milburn
	Title:	Chief Executive Officer, Director